UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 13, 2020

Kadmon Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37841	27-3576929
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

450 East 29th Street New York, NY		10016
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (833) 900-5366

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	KDMN	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule; Transfer of Listing.

On October 13, 2020, Kadmon Holdings, Inc. (the “Company”) provided written notice to the New York Stock Exchange (“NYSE”) that the Company intends to voluntarily delist its shares of common stock, par value $0.001 per share (“Common Stock”), from NYSE, effective as of the close of trading on October 23, 2020, and transfer the listing of its Common Stock to the Nasdaq Global Select Market (“Nasdaq”). Trading on Nasdaq is expected to commence on the next business day, October 26, 2020. The Company’s Common Stock will continue to trade under the stock symbol “KDMN.”

A copy of the press release issued by the Company in connection with the transfer of the listing of its Common Stock from NYSE to Nasdaq is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As previously announced, on August 13, 2020, the board of directors (the “Board”) of the Company appointed Nancy Miller-Rich to serve as a director on the Board until her successor is duly elected and qualified, or until her earlier death, resignation or removal. As of the date of her appointment to the Board, it had not yet been determined on which committees of the Board Ms. Miller-Rich would serve. On October 7, 2020, the Board appointed Ms. Miller-Rich to the Science and Technology Committee of the Board, effective immediately.

In addition, the Board appointed Ms. Miller-Rich to serve, effective immediately, on the Belumosudil Launch Oversight Committee of the Board, a committee formed to oversee the potential launch of the Company’s product candidate, belumosudil, the Company's Rho-associated coiled-coil kinase 2 inhibitor. The Company previously announced on September 30, 2020 the submission of a New Drug Application to the U.S. Food and Drug Administration for belumosudil for the treatment of patients with chronic graft-versus-host disease. The other members of the Board who serve on the Belumosudil Launch Oversight Committee are Cynthia Schwalm, who serves as the chair, and David E. Cohen.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press release, dated October 13, 2020, issued by Kadmon Holdings, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kadmon Holdings, Inc.

Date: October 13, 2020	/s/ Harlan W. Waksal
Harlan W. Waksal
President and Chief Executive Officer